UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FIRST UNITED ETHANOL, LLC
(Name of small business issuer in its charter)

Georgia State or jurisdiction of incorporation or organization	2860 Primary Standard Industrial Classification Code Number	20-2497196 I.R.S. Employer Identification No.
2 West Broad Street
Camilla, Georgia 31730
(229) 522-2822
(Address and telephone number of principal executive offices and principal place of business)
Murray Campbell, Chairman of the Board
2 West Broad Street
Camila, Georgia 31730
(229) 522-2822
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Valerie D. Bandstra
Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000,
Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑  Registration Statement No. 333-130663
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

EXPLANATORY NOTE
SIGNATURES
Exhibit 5.1

EXPLANATORY NOTE
     We are filing this Post-Effective Amendment No. 1 solely for the purpose of adding Exhibit 5.1 to our registration statement on Form SB-2 (No. 333-130663) which became effective on June 7, 2006.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Camilla, State of Georgia on June 29, 2006.

FIRST UNITED ETHANOL, LLC
Date: June 29, 2006	/s/ Murray Campbell
Murray Campbell
Chairman and Director (Principal Executive Officer)

Date: June 29, 2006	/s/ Steve Collins
Steve Collins
Treasurer and Director (Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: June 29, 2006	/s/ Murray Campbell
Murray Campbell
Chairman and Director (Principal Executive Officer)

Date: June 29, 2006	/s/ Tommy L. Hilliard
Tommy L. Hilliard,
Vice Chairman, Vice President and Director

Date: June 29, 2006	/s/ Steve Collins
Steve Collins, Treasurer, Director
(Principal Financial and Accounting Officer)

Date: June 29, 2006	/s/ John B. Johnson
John B. Johnson, Director

Date: June 29, 2006	/s/ Donald Shirah
Donald Shirah, Director

Date: June 29, 2006	/s/ Robert L. Holden, Sr.
Robert L. Holden, Sr., Director

Date: June 29, 2006	/s/ Thomas H. Dollar, II
Thomas H. Dollar, II, Director

Date: June 29, 2006	/s/ Michael W. Harrell
Michael W. Harrell, Director

Date: June 29, 2006	/s/ Miley Adams
Miley Adams, Director

Date: June 29, 2006	/s/ Bryant Campbell
Bryant Campbell, Director